INITIAL CREDIT LINE NOTE

$5,000,000
                                            Indianapolis, Indiana
                                   Effective Date: April   , 1997
                    Maturity: Six (6) months after Effective Date

     On or before six (6) months after the Effective Date of this Initial Credit Line Note ("THIS NOTE"), MERIDIAN FINANCIAL CORPORATION, an Indiana corporation ("MAKER"), promises to pay to the order of LASALLE NATIONAL BANK, a national banking association ("BANK", which term shall include any holder hereof and any parent, subsidiary or affiliate bank) at such place as the Bank may designate or, in the absence of such designation, at any of the Bank's offices, the outstanding principal sum of Five Million Dollars ($5,000,000.00) or so much of the principal amount of the revolving line of credit represented by this Note as may be disbursed and outstanding by the Bank under the terms of the Credit Agreement described below, and to pay interest on the unpaid principal balance outstanding from time to time until paid in full, as herein provided.

     This Note evidences indebtedness incurred or to be incurred by the Maker under a revolving line of credit extended to the Maker by the Bank under that certain Credit Agreement dated of even dated herewith (the "CREDIT AGREEMENT"), which line of credit is referred to in the Credit Agreement as the "INITIAL CREDIT LINE". All capitalized and designated terms in this Note shall have the meanings ascribed to them in the Credit Agreement. The proceeds of the Initial Credit Line may be advanced and repaid and re-advanced on any Business Day until maturity, as further provided in the Credit Agreement. That portion of the Initial Credit Line outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Advances under the Initial Credit Line and all payments by the Maker on account of the Initial Credit Line shall be recorded. Such books and records shall be deemed to be correct as to such matters.

     Interest on the unpaid principal balance of the Initial Credit Line evidenced by this Note shall accrue from the date of each Advance until repaid or until maturity at a rate equal to the interest rate set forth in Sections 4.3(a) or Section 4.3(b) of the Credit Agreement, as the case may be. Reference is made to Article 4 of the Credit Agreement for designation of the Rate Option, conversion and continuation rights and other provisions applicable to the accrual, computation and payment of interest under this Note. After maturity, whether by acceleration or scheduled maturity, until paid in full, and so long as there shall exist any Event of Default as defined under the Credit Agreement, the Initial Credit Line shall accrue interest at a rate determined by adding three percent (3%) per annum to the otherwise Applicable Margin.

     Accrued interest will be payable monthly commencing on the first day of May, 1997, and continuing on the first day of the month following the month in which such interest accrues. Receipt of a check or other item of payment in itself shall not constitute payment. A payment by check or other item of payment drawn on the Bank shall be credited (conditional upon final collection) on the same day received. A payment by check and other item of payment drawn on any other bank or financial institution shall, for the purpose of determining the outstanding principal balance and calculating interest, be credited (conditional upon final collection) after allowing one (1) Business Day for collection. Acceptance by the Bank of any payment which is less than full payment of the amount due and owing or which is not in immediately available funds shall not constitute a waiver of the Bank's right to receive payment in full at such or at any other time in immediately available funds.

     The entire outstanding principal balance of the Initial Credit Line evidenced by this Note, together with all accrued interest thereon, shall be due and payable in full on that date which is six (6) months after the Effective Date of this Note. Principal may be prepaid in part or in whole as provided in the Credit Agreement.

     All amounts payable under the terms of this Note shall be payable with
reasonable  attorneys'  fees  and  without   relief   from   valuation  and
appraisement laws.

     The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment hereof without notice.

     If any installment of interest or principal due under the terms of this Note is not paid within ten (10) calendar days after the same becomes due, then the Bank or any subsequent holder of this Note may, subject to the terms of the Credit Agreement, at its option and without notice, declare the entire principal amount of the Note and all accrued interest immediately due and payable. Reference is made to the Credit Agreement which provides for mandatory partial prepayments under certain circumstances, for acceleration of the maturity of this Note upon the happening of "Events of Default" as defined in Section 10.1 therein and for other rights and remedies of the Bank.

     THE BANK AND MAKER AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE, THE CREDIT AGREEMENT OR ANY OTHER RELATED INSTRUMENT OR AGREEMENT, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER OF THEM. NEITHER THE BANK NOR THE MAKER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER THE BANK OR MAKER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BOTH OF THEM.

          Notice of acceptance of this Note is hereby waived.



       [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]
          This Note is made under and will be governed by the internal laws of the State of Indiana, giving effect to federal laws applicable to national banking associations, but without reference to conflict of law provisions thereof.

                                        MERIDIAN FINANCIAL CORPORATION




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